Pricing Supplement dated May 15, 1998                             Rule 424(b)(2)
(To Prospectus dated December 17, 1997 and                    File No. 333-31815
Prospectus Supplement dated April 22, 1998)




                      AMERICAN RESIDENTIAL SERVICES, INC.

                Convertible Senior Subordinated Notes, Series A
--------------------------------------------------------------------------------

                     A-1 PLUMBING, HEATING & COOLING, INC.


Principal Amount: $1,573,000                   Interest Rate: 6.50% per annum
Issue Price:                                   Stated Maturity: April 15, 2004
        [ X ] 100% of Principal Amount         Original Issue Date:  May 15, 1998
        [   ]    % of Principal Amount         Initial Conversion Price: $14.00
Convertibility Commencement Date:
        May 16, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:


                            Year                 Redemption Price
                            ----                 ----------------
                   2000 ..............                104.14%
                   2001 ..............                103.11%
                   2002 ..............                102.07%
                   2003 ..............                101.04%

                               End of Supplement